              As filed with the Securities and Exchange Commission
                              on November 6, 1995

                           Registration No. 33-______
                _______________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                            REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Cordis Corporation
                _______________________________________________

             (Exact name of registrant as specified in its charter)

                                     Florida
                _______________________________________________

         (State or other jurisdiction of incorporation or organization)

                                   59-0870525
                _______________________________________________
                      (I.R.S. employer identification no.)

               14201 N.W. 60th Avenue, Miami Lakes, Florida 33014
                _______________________________________________

               (Address of principal executive offices) (Zip code)

               Cordis Corporation Non-Qualified Stock Option Plan
                _______________________________________________

                            (Full title of the plan)
                            Ana Maria Gonzalez, Esq.
                               Cordis Corporation
                             14201 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                     (Name and address of agent for service)

                                 (305) 824-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Peter J. Romeo, Esq.
                                 Hogan & Hartson
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5805

                         CALCULATION OF REGISTRATION FEE

------------------------------- --------------------- --------------------- ---------------------- -------------------
Title of securities             Amount to be          Proposed              Proposed maximum       Amount of
 to be registered               registered            maximum offering      aggregate offering     registration fee
                                                      price per share       price

Common Stock,                   750,000               $108.375 (1)          $81,281,250            $28,028
par value $1.00 per share

Stock Options                   750,000                  - 0 - (2)              - 0 -              - 0 -


                (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of October 27, 1995 solely for the purpose of calculating the registration fee.

                (2) Options to buy common stock granted at no cost to optionees.
Registration fee for options included in registration fee for common stock.

-------------------------------------------------------------------------------
Pursuant to Rule 429 this registration statement also constitutes a post effective amendment to registration statement Nos. 33-23668, 33-35304, and 33-63634.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                Cordis Corporation (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

                (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1995;

                (b) All reports filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since June 30, 1995;

                (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 28, 1968; and

                (d) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a) and (c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                Ana M. Gonzalez, Esq., Secretary and Acting General Counsel of the Registrant, rendered the legal opinion set forth in Exhibit 5 hereto.

Item 6.  Indemnification of Directors and Officers.

                (a) Article VIII of the Registrant's Bylaws provides as follows:

Each person who at any time is, or shall have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent and subject to the limitations provided under subsections 14 and 15 of Section 608.13 of the Florida Statutes and subsections
(1) and (2) of Section 5 of the Florida General Corporation Act. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                (b) Section 607.0850 of the Florida Business Corporation Act, entitled "Indemnification of officers, directors, employees and agents," is set forth as Exhibit 28.2 to this Registration Statement and is incorporated herein by reference.

                (c) Cordis Corporation has in effect a policy of liability insurance covering its directors and officers.

                                      * * *

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8.  Exhibits.

Exhibit
Number                   Description
-------                 -------------
   4              Cordis Corporation Non-Qualified Stock Option Plan

   5              Opinion of Ana M. Gonzalez, Esq.

  24.1            Consent of Ana M. Gonzalez, Esq. (See Exhibit 5)

  24.2            Consent of Deloitte & Touche

  28              Section 607.0850 of the Florida Business Corporation Act


Item 9.  Undertakings.

                  (a)    The undersigned Registrant hereby undertakes:

                                  (1) To file, during any period in which offers
                         or sales are being made, a post-effective amendment to this registration statement:

                                      (i) To include any prospectus required  by
                         Section  10(a)(3) of the Securities Act of 1933;

                                     (ii) To reflect in the prospectus any facts
                         or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                     (iii) To include any  material  information
                         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                  (2) That, for the purpose of  determining  any
                         liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  (3) To remove from  registration by means of a
                         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undertaking concerning indemnification is a set forth under the response to Item 6.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Lakes, Florida, on this day of October, 1995.

                                Cordis Corporation

                                By: /s/
                                ----------------------
                                Robert C. Strauss
                                Chairman of the Board,
                                President and Chief
                                Executive Officer


                                POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Strauss and Alfred Novak, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                             TITLE                         DATE

/s/Robert C. Strauss      Chairman of the Board,                October   , 1995
------------------        President and Chief Executive
Robert C. Strauss         Officer (Principal Executive
                          Officer)

SIGNATURE                             TITLE                         DATE

/s/Alfred J. Novak                  Vice President and         October   , 1995
-------------------                 Chief Financial Officer
Alfred J. Novak                     (Principal Financial
                                    Officer, and Principal
                                    Accounting Officer)



/s/Richard W. Foxen                 Director                   October   , 1995
--------------------
Richard W. Foxen



--------------------                Director                   October   , 1995
Donald F. Malin, Jr.



/s/David R. Challoner               Director                   October   , 1995
--------------------
David R. Challoner



/s/Catherine M. Burzik              Director                   October   , 1995
--------------------
Catherine M. Burzik



/s/Patricia K. Woolf                Director                   October   , 1995
--------------------
Patricia K. Woolf



/s/J.L. de Ruyter van Steveninck    Director                   October   , 1995
--------------------
J.L. de Ruyter van Steveninck



/s/William J. Razzouk               Director                   October   , 1995
--------------------------
William J. Razzouk



/s/Wilton W. Webster, Jr.           Director                   October   , 1995
--------------------------
Wilton W. Webster, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                     Description                                     Page
--------                 ---------------                                   ----
  4               Cordis Corporation Non-Qualified
                  Stock Option Plan

  5               Opinion of Ana M. Gonzalez, Esq.

 24.1             Consent of Ana M. Gonzalez, Esq.
                  (See Exhibit 5)

 24.2             Consent of Deloitte & Touche

 28               Section 607.0850 of the Florida
                  Business Corporation Act

                                                                       Exhibit 4

                                                              CORDIS CORPORATION
                                                                   NON-QUALIFIED

                                                               STOCK OPTION PLAN

                               CORDIS CORPORATION
                                    DIRECTOR
                         NON-QUALIFIED STOCK OPTION PLAN

1.                Purpose.

                  The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to further the interest of the Company and its shareholders by providing incentives in the form of stock option grants to key employees who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company and its subsidiaries in attracting and retaining key persons. The options granted under this Plan will be nonstatutory options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

2.                Definitions.

                  The following definitions shall apply to this Plan:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code"  means  the  Internal   Revenue  Code  of 1986,  as
amended.

                  (c) "Compensation Committee" means the Compensation Committee of the Board of Directors.

                  (d) "Common Stock" means the Common Stock, par value $1.00 per share of the Company or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 10 herein.

                  (e) "Company" means Cordis Corporation.

                  (f) "Date of Grant" means the date on which the Board grants an Option.

                  (g) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

                  (h) "Fair Market Price" shall mean the quoted market price of the Common Stock of the Corporation, which shall, unless otherwise determined by the Board, be the closing price as reported by NASDAQ Over-the-Counter National Market System or the last reported sale price prior to the date as of which such market price is being determined.

                  (i) "Option" means a stock option granted pursuant to the Plan.

                  (j)  "Optionee" means an Employee who receives an Option.

                  (k) "Plan" means the Cordis Corporation Non-Qualified Stock Option Plan.

                  (l) "Share" means the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (m) "Subsidiary" means any corporation 80% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

3.                Administration.

                  This Plan will be administered by the Compensation Committee ("Committee"), the members of which shall be disinterested persons within the meaning of rule 16b-3 under the Securities Exchange Act of 1934 ("1934 Act").

                  The Committee has the exclusive power to select the participants in this Plan, to establish the terms of the Options granted to each participant, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.                Shares Subject to Option.

                  Subject to adjustments as provided for by Section 10 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 2,625,000. Such Shares may be authorized, but unissued, or may be treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

5.                Participants.

                  (a) Eligible Employee. Each officer and key Employee, as the Board in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options including, without limitations, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective participant's other compensation. Participants may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

                  (b) No Right of Employment. An Optionee's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, Director or otherwise will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any participant.

6.                Option Requirements.

                  Each  Option   granted  under  this  Plan  shall  satisfy  the
following requirements:

                  (a) Written Option. An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, and (ii) such terms and conditions as may be consistent with the Plan as the Committee shall determine.

                  (b) Exercise Price. The exercise price of each Share subject to the Option shall be equal to or greater than the Fair Market Value of the Share on the Option's Date of Grant.

                  (c) Duration of Option. Each Option will expire on the tenth anniversary of its Date of Grant or at such earlier date as is set by the Committee in establishing the terms of the grant for the Option. If an Optionee's employment with the Company terminates before the expiration date for an Option, the Options owned by such Optionee shall expire on the earlier of the dates stated in this subsection or the date stated in subsections (d), (e), (f) or (g) below.

                  (d) Death. In the case of the death of an Optionee, the Option shall expire on the one-year anniversary of the Optionee's death, or if earlier, the date specified in subsection (c) above. During the one-year period following the Optionee's death, the Option may be exercised to the extent it could have been exercised at the time the Optionee died, subject to any adjustments under
Section 10 herein.

                  (e) Disability. In the case of the disability of an Optionee and a resulting termination of employment with the Company, the Option shall expire on the one-year anniversary date of the Optionee's last day of employment, or, if earlier, the date specified in subsection (c) above. For purposes of this subsection, an Optionee will be considered disabled if he is totally and permanently disabled within the meaning of Code Section 105(d)(4). During the one-year period following the Optionee's termination of employment by reason of disability, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustments under Section 10 herein.

                  (f) Retirement. If the Optionee's service terminates by reason of normal retirement under the Cordis Corporation Retirement Plan, the Option will expire ninety days after the last day of employment, or, if earlier, on the date specified in subsection (c) above. During the ninety day period following the Optionee's retirement as described in this subsection, the Option may be exercised as to the number of Shares for which the Option could have been exercised on the retirement date, subject to any adjustment under Section 10 herein.

                  (g) Termination of Services. If the Optionee ceases employment for any reason other than death, disability or retirement of the Optionee (as described above), all Options held by the Optionee shall remain exercisable for a period of three months from the date of cessation of employment to the extent it was exercisable at the time of cessation of employment, and thereafter all such options shall terminate together with all rights hereunder, to the extent not previously exercised. Notwithstanding the provisions of this paragraph, however, if the Optionee shall be discharged for cause (which shall be defined as participation in conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Company) each Option to the extent not previously exercised shall terminate at once.

                  (h) Change of Control. If the Company undergoes a change of control as defined in this subsection, all Options outstanding on the date of the change in control shall be 100% vested, notwithstanding the requirements of subsection (j) below. For this purpose, a "change of control" means the following:

                         (i) The acquisition by any person of direct or indirect
beneficial ownership of the Company's outstanding voting securities in a quantity sufficient to cause a change in the composition of the Company's Board of Directors. For purposes of this provision, the term "person" means any group, corporation, partnership, association, trust (other than any trust holding stock for the account of Employees of the Company pursuant to any stock purchase, ownership or employee benefit plan of the Company), business entity, estate, or natural person, and "beneficial ownership" means the direct or indirect power to vote or to direct the voting of the security or the direct or indirect power to dispose or direct the disposition of the security.

                         (ii) Completion of a tender offer or exchange offer for
and acquisition of 50% or more of the voting securities of the Company that is required to be reported by the offeror to the Securities and Exchange Commission pursuant to Section 14(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                          (iii) The merger or consolidation  of the Company with
or into another corporation, other than a wholly-owned subsidiary of the Company, or to transfer all or substantially all of the assets of the Company, other than to a wholly-owned subsidiary of the Company.

                  (i) Conditions Required for Exercise. Options granted under this Plan shall be exercisable only to the extent they are vested as described in subsection (j) below. In addition, each Option issued under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 8 of the Plan.

                  (j) Vesting of Option. Options granted under the Plan shall not vest, in whole or in part, until one year after the date of grant. Unless otherwise provided by the Board on the grant of an Option, an Optionee's interest in the Option shall be thereafter fully vested one year from the date of the grant. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, until the expiration date of the Option. The Committee may accelerate the vesting of any Option at any time including, if applicable, after termination of the Optionee's employment by reason of death, disability, retirement, or termination of employment.

                  (k) Other Benefits. Each grant of an Option may be accompanied by the grant of any other benefit chosen by the Committee so long as the benefit is not inconsistent with the terms of this Plan.

7.                Method of Exercise.

                  An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (a) delivers written notice to the Secretary of the Company of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (c) complies with such other reasonable requirements as the Board or Committee establishes pursuant to Section 8 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash or check. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

                  An Option granted under this Plan may be exercised in increments of not less than 100 shares, or, if less, the full number of Shares remaining subject to the Option. A partial exercise of an Option will not affect the holder's right to exercise the Option from time-to-time in accordance with this Plan as to the remaining Shares subject to the Option.

8.                Taxes; Compliance with Law; Approval of Regulatory Bodies.

                  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for that tax. Options are exercisable, and Share can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board or Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

                  Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

9.                Assignability.

                  An Option granted under this Plan is not transferable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986. During the lifetime of an Optionee, his Options are exercisable only by him or by a transferee pursuant to a qualified domestic relations order.

10.               Adjustment Upon Change of Shares.

                  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

11.               Liability of the Company.

                  The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence, shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

12.               Amendment and Termination of Plan.

                  The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders. Any amendment that alters the terms or provision of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Optionee to whom the Option was granted or the holder currently entitled to exercise it.

13.               Expenses of Plan.

                  The Company shall bear the expenses of administering the Plan.

14.               Duration of Plan.

                  Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan.

15.               Applicable Law.

                  The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

16.               Compliance with Rule 16b-3.

                  With respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under
Section 16. Any provision of this Plan which does not comply with an applicable condition of the rule shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.               Effective Date.

                  The effective date of this Plan shall be the date on which the Board adopts the Plan.

Adopted by the Board of Directors on August 31, 1987.

Amended by the Board of Directors on April 5, 1988, June 29, 1989, June 5, 1990, August 25, 1992 and August 23, 1994

                                                                       Exhibit 5

                                                                      OPINION OF
                                                           ANA M. GONZALEZ, ESQ.

                                                                          Cordis

October 31, 1995                                              Cordis Corporation
                                                          14201 N.W. 60th Avenue
                                                           Miami Lakes, Fl 33014
                                                                  (305) 824-2000
                                                              (305) 824-2747 Fax


Board of Directors                                              Mailing Address:
Cordis Corporation                                               P.O. Box 025700
14201 N.W. 60th Avenue                                     Miami, FL  33102-5700
Miami Lakes, FL  33014

Gentlemen and Madam:

This letter is submitted pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the registration on Form S-8 (the "Form S-8") of 750,000 shares of Cordis Corporation, a Florida corporation (the "Company"), common stock, par value $1.00 per share (the "Shares"), issuable in connection with the Cordis Corporation Non-Qualified Stock Option Plan (the "Plan").

For purposes of rendering this opinion as Acting General Counsel to the Company, I have examined and have relied upon the following documents:

         1.   An executed copy of the Form S-8.
         2.   A copy of the Plan.
         3.   Articles of Incorporation of the Company, as amended and restated.
         4.   The Bylaws of the Company as amended.

Based upon the foregoing, I am of the opinion that the Company is duly organized and validly existing under the laws of the State of Florida and that the Shares when issued and delivered in the manner and on the terms described in the Form S-8 and the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Form S-8.

Sincerely,

/s/____________________________________
   Ana Maria Gonzalez
   Secretary and Acting General Counsel

                                                                    Exhibit 24.1

                                                                      CONSENT OF
                                                           ANA M. GONZALEZ, ESQ.

                                                                 (See Exhibit 5)

                                                                    Exhibit 24.2

                                                    CONSENT OF DELOITTE & TOUCHE

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cordis Corporation on Form S-8 of our report dated August 11, 1995, appearing in the Annual Report on Form 10-K of Cordis Corporation for the year ended June 30, 1995.

Miami, Florida
November 3, 1995

                                                                      Exhibit 28

                                                         SECTION 607.0850 OF THE
                                                    FLORIDA BUSINESS CORPORATION
                                                                             ACT

FLORIDA BUSINESS CORPORATION ACT

ss. 607.0850.      Indemnification of officers, directors, employees, and agents

                  (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  (4) Any  indemnification  under  subsection  (1) or subsection
(2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

                           (a)      By the board of directors by a majority vote
of a quorum consisting of directors who were not parties to such proceeding;

                           (b)      If such a quorum is not obtainable or,  even
if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                           (c)      By independent legal counsel:

                                    1.   Selected  by  the  board  of  directors
prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                                    2. If a quorum  of the  directors  cannot be
obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

                           (d)      By the  shareholders by a majority vote of a
quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

                  (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

                  (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

                           (a) A  violation  of the  criminal  law,  unless  the
director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                           (b) A transaction  from which the director,  officer,
employee, or agent derived an improper personal benefit;

                           (c) In the case of a director,  a circumstance  under
which the liability provisions of s. 607.0834 are applicable; or

                           (d) Willful  misconduct or a conscious  disregard for
the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

                  (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

                  (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

                           (a) The  director,  officer,  employee,  or  agent is
entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

                           (b) The  director,  officer,  employee,  or  agent is
entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

                           (c) The  director,  officer,  employee,  or  agent is
fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

                  (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (11)     For purposes of this section:

                           (a) The term "other  enterprises"  includes  employee
benefit plans;

                           (b)  The  term  "expenses"   includes  counsel  fees,
including those for appeal;

                           (c) The term "liability"  includes obligations to pay
a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

                           (d) The term  "proceeding"  includes any  threatened,
pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

                           (e) The term "agent" includes a volunteer;

                           (f)  The  term   "serving   at  the  request  of  the
corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

                           (g) The term "not opposed to the best interest of the
corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

                  (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.